Associated Banc-Corp 3Q 2012 Earnings Presentation October 18, 2012 EXHIBIT 99.2

Forward-Looking Statements

Important note regarding forward-looking statements:
Statements made in this presentation which are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This
includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance.  Such forward-looking statements may be identified by the use of words such as “believe”, “expect”, “anticipate”, “plan”, “estimate”, “should”, “will”,
“intend”, “outlook”, or similar expressions.  Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. Actual results may differ materially from those contained in the forward-
looking statements.  Factors which may cause actual results to differ materially from those contained in such forward-looking statements include those identified in the company’s most recent Form 10-K and subsequent SEC filings.  Such factors are incorporated herein by reference.

Third Quarter 2012 Highlights
•
Net income available to common shareholders of $45 million or $0.26 per share
•
Return on Tier 1 common equity of 9.7%, compared to 7.8% a year ago

Solid Quarterly Performance
Net Income
&
ROT1CE
Loan Growth
Net Interest Income
&
Net Interest Margin
•
Total loans of $15.0 billion were up $267 million, or 2% from the end of the prior quarter
– Loan balances have increased by $1.5 billion, or 11%, from a year ago
•
Net interest income increased by $2 million from the second quarter to $156 million
– Net interest margin of 3.26%
Capital
•
Redeemed $150 million of outstanding 7.625% Trust preferred securities on October 1
– Announced intent to redeem remaining $30 million of TruPS in the fourth quarter
•
Capital ratios remain very strong with a Tier 1 common equity ratio of 12.01%
Deposit Growth
•
Average deposits increased by $565 million, or 4%, during the quarter
– Deposit balances are up $1.2 billion, or 8%, from a year ago

Loan Portfolio Growth and Composition

Total Loans of $15.0 billion at September 30, 2012
3Q 2012 Net Loan Growth of $267 million Total Loans ($ in billions)
+2% QoQ
Peak Loans (4Q 2008) $16.3 billion
Loan Mix – 3Q 2012
($ balances in millions)
* General commercial loan growth presented here is net of (i.e. reduced by) $75 million of loans which were migrated from investor CRE to owner-occupied during Q3.
* CRE growth shown above is inclusive of the $75 million that was migrated as referenced above.
Home Equity & Installment
Commercial Real Estate*
Residential Mortgage
Power & Utilities
Oil & Gas
Mortgage Warehouse
General Commercial Loans*
Total
Commercial
Loans
+3% QoQ
$13.5
$14.0
$14.3
$14.7
$15.0
$12.0
$13.0
$14.0
$15.0
$16.0
3Q 2011 4Q 2011 1Q 2012 2Q 2012 3Q 2012
($101)
$12
$45
$50
$67
$69
$125
CRE Investor
19%
Construction
4%
Commercial
& Business
Lending
37%
Res Mtg
21%
Home Equity
16%
Consumer
3%

Managing the Cost of Funds & Margin

Yield on Interest-earning Assets
Cost of Interest-bearing Deposits
Average Deposits
FY2011:
3.26%
Net Interest Margin
($ balances in billions)
$14.4
$14.9
$15.0
$15.1
$15.6
3Q 2011 4Q 2011 1Q 2012 2Q 2012 3Q 2012
3.88%
3.81%
3.85%
3.80%
3.73%
3Q 2011 4Q 2011 1Q 2012 2Q 2012 3Q 2012
3.23%
3.21%
3.31%
3.30%
3.26%
3Q 2011 4Q 2011 1Q 2012 2Q 2012 3Q 2012
0.56%
0.53%
0.43%
0.37%
0.33%
3Q 2011 4Q 2011 1Q 2012 2Q 2012 3Q 2012

On-going Efficiency Initiatives
Branch Initiatives:
•
Consolidated 21 branches in Q1 2012
•
Consolidating 12 additional branches in Q4 2012
•
Reformatting 4 full-service branches to lower cost delivery models
•
Eliminated the Assistant Manager role in the branch network
•
Upgrading to image-enabled and deposit automation ATMs
•
Exiting higher-cost leased branches and investing in owned facilities
Operational Initiatives:
•
Administrative consolidation in Green Bay (5 sites into 1 location)
•
Mortgage origination processing consolidation (consolidation into 3 sites)
•
Chicago commercial consolidation (relocating to 1 location in 2013)

Focused on Improving Core Operational Efficiencies

Continued Improvement in Credit Quality Indicators

($ in millions)
3Q 2011
4Q 2011 1Q 2012 2Q 2012 3Q 2012
Potential problem loans $     660 $     566 $     480 $     410 $     404
Nonaccruals $     403 $     357 $     327 $     318 $     278
Provision for loan losses $         4 $         1 $         0 $         0 $         0
Net charge offs $       30 $       23 $       22 $       24 $       18
ALLL/Total loans 2.96% 2.70% 2.50% 2.26% 2.11%
ALLL/Nonaccruals 99.09% 105.99% 108.93% 104.65% 113.29%
NPA/Assets 2.03% 1.82% 1.65% 1.62% 1.38%
Nonaccruals/Loans 2.99% 2.54% 2.29% 2.16% 1.86%
NCOs / Avg Loans 0.90% 0.64% 0.61% 0.65% 0.47%

Strong Capital Profile & Improving Earnings

Net Income
($ in millions)
Return on Tier 1
Common Equity
•
Current capital levels are well in excess of
“well-capitalized” regulatory benchmarks
– Existing capital levels are already above
proposed Basel III capital levels
3Q 2011 4Q 2011 1Q 2012 2Q 2012 3Q 2012
12.44%
12.24%
12.49%
12.04%
12.01%
$0
$10
$20
$30
$40
$50
0.00%
2.50%
5.00%
7.50%
10.00%
12.50%
2Q 2011 3Q 2011 4Q 2011 1Q 2012 2Q 2012 3Q 2012
6.1%
7.8%
9.0%
9.2%
9.3%
9.7%
$26
$34
$40
$41
$42
$45
Net Income Available to Common & ROT1CE Tier 1 Common Equity Ratio